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                                                                    Exhibit 23.1


CONSENT OF ERNST & YOUNG LLP

We consent to the use of our report dated March 1, 2002 (except as to note 9[i] which is as at April 2, 2002 and note 9[ii] which is as at May 10, 2002) with respect to the consolidated financial statements of IMI International Medical Innovations Inc. included in Item 18 -- Financial Statements of the Registration Statement on Form 20-F filed on January 31, 2003 for the year ended December 31, 2001.

Toronto, Canada                                            /s/ Ernst & Young LLP
January 31, 2003